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Exhibit 10.40

AMENDMENT
TO THE
1997 EQUITY PARTICIPATION PLAN
OF
GUITAR CENTER, INC.

        Pursuant to the authority reserved to the Board of Directors (the "Board") of Guitar Center, Inc., a corporation organized under the laws of State of Delaware, under Section 10.2 of the 1997 Equity Participation Plan of Guitar Center, Inc. (as amended, the "Plan"), the Board hereby further amends the Plan as follows.

  1.
  The second sentence of Section 2.1(a) of the Plan is amended to read in its entirety as follows:

          "The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed four million (4,000,000)."

  2.
  This amendment shall be submitted for approval at the annual meeting of stockholders of the Company scheduled to be held on April 30, 2003, or any postponement or adjournment thereof.

* * * * * * * * * *

        I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of Guitar Center, Inc., effective as of March 24, 2003.

/s/ BRUCE L. ROSS Bruce L. Ross Secretary

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AMENDMENT TO THE 1997 EQUITY PARTICIPATION PLAN OF GUITAR CENTER, INC.